REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October 14, 1997, among TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation (the "Company"), and the other undersigned parties hereto, (collectively, the "Funds").

     1. Introduction. The Company and the Funds have today executed that certain Securities Purchase Agreement (the "Note Purchase Agreement"), pursuant to which the Company has agreed, among other things, to issue an aggregate of $4,200,000 (U.S.) principal amount of 10% Convertible Notes of the Company (the "Notes") to the Funds or their successors, assigns or transferees (collectively, the "Holders"). The Notes are convertible into an indeterminable number of shares (the "Note Conversion Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the terms of the Notes. In addition, pursuant to the terms of the Note Purchase Agreement and the transactions contemplated thereby, the Company has issued to the Funds (i) an aggregate of 50,000 shares of Common Stock (the "Grant Shares") and (ii) Common Stock Purchase Warrants exercisable for an aggregate 250,000 shares of Common Stock (the "Warrant Shares"). The Company has agreed to issue an indeterminable number of additional shares of Common Stock (the "Additional Grant Shares") on or before July 7, 1998, upon the occurrence of certain events specified in the Note Purchase Agreement. The number of Note Conversion Shares, Grant Shares, Warrant Shares and Additional Grant Shares (collectively, the "Securities") is subject to adjustment upon the occurrence of stock splits, recapitalizations and similar events occurring after the date hereof. The Company represents and warrants that the Company's Common Stock is currently eligible for trading on the Nasdaq Stock Market's SmallCap Market ("SmallCap Market") under the symbol "TTWO". Certain capitalized terms used in this Agreement are defined in Section 3 hereof; references to sections shall be to sections of this Agreement.

     2. Registration under Securities Act, etc.

     2.1 Registration on Request.

     (a) Registration of Registrable Securities. As soon as is practicable after the Closing Date (as defined in the Note Purchase Agreement), but in no event later than April 14, 1998, demand for which is hereby given and acknowledged, the Company shall prepare and file a registration statement to effect the registration under the Securities Act of all, but not less than all, of the Registrable Securities to the extent requisite to permit the public offer and sale of such Registrable Securities. The Company shall use its best efforts to cause the registration statement which is the subject of this Section 2.1(a) (the "Registration Statement") to be declared effective by the Commission upon the earlier to occur of (i) June 15, 1998 or (ii) five (5) business days after receipt of a "no review" letter from the Commission (the "Required Effectiveness Date"). Nothing contained herein shall be deemed to limit the number of


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Registrable  Securities to be  registered  by the Company as required  under the
Note Purchase Agreement. As a result, should the Registration Statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) the holders thereof upon conversion of the Note, exercise of the Warrant or in connection with the issuance of Grant Shares or Additional Grant Shares, the Company shall be required to file a separate registration statement (utilizing Rule 462 promulgated under the Exchange Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to such separate registration statement as if it were an amendment to the Registration Statement.

     (b) Registration Statement Form. Registrations under this Section 2.1 shall be on Form S-3 or, in the event the Company is not then eligible to use such Form S-3, then such other appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Funds; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

     (d) Expenses. The Company will pay all Registration Expenses in connection with any registration required by this Section 2.1.

     (e) Effective Registration Statement. The registration pursuant to Section 2.1(a) shall not be deemed to have been effected (i) unless a Registration Statement has become effective within the time period specified herein, provided that a registration which does not become effective after the Company has filed the Registration Statement solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company or (ii) if, after it has become effective, the Registration Statement becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason which is not removed after a period of thirty (30) days.

     (f) [Intentionally Left Blank]

     (g) [Intentionally Left Blank]

     (h) Plan of Distribution. The Company hereby agrees that the Registration Statement shall include a plan of distribution section reasonably acceptable to the Funds and substantially in the form annexed hereto; provided, however, such plan of distribution section shall be modified by the Company so as to not provide for the disposition of the Registrable Securities on the basis of an underwritten offering.


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     2.2 Incidental Registration.

     (a) Right to Include Registrable Securities. If (1) any principal or interest shall be outstanding under the Notes as of April 15, 1998 (whether or not then due and owing) and (2) the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2.1), on an underwritten basis (either best-efforts or firm-commitment at any time after April 15, 1998 but before the third (3rd) anniversary of the date hereof), then, the Company will each such time give thirty (30) days written notice to the Sellers' Representative of its intention to do so. Upon the written request of the Sellers' Representative made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by any such Holder, the Company will, subject to the terms of this Agreement, effect the registration under the Securities Act of up to that number of Registrable Securities equal to that number of Note Conversion Shares acquirable upon conversion of up to 75% of the original principal amount of the Notes which the Company has been so requested to register by the Sellers' Representative, to the extent requisite to permit the disposition of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration under this Section 2.2 (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this
Section 2.2 shall relieve the Company of its obligation to effect the registration under Section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2. The right provided the Holders of the Registrable Securities pursuant to this Section shall be exercisable at their sole discretion and will in no way limit any of the Company's obligations to pay the Securities according to their terms.

     (b) Priority in Incidental Registrations. If the managing underwriter of the underwritten offering contemplated by this Section 2.2 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and
(ii) second  Registrable  Securities


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and  securities of other selling  security  holders  requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the holders of Registrable Securities shall have priority to all shares sought to be included by officers and directors of the Company as well as holders of ten percent (10%) or more of the Company's Common Stock; and provided further that in the event the managing underwriter determines that the Company register securities solely for its own account, and not for the account of any selling shareholders, the Registrable Securities will not be included in such registration statement.

     (c) Holdback Agreements. Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of Registrable Securities in the registration statement, each Fund agrees by acquisition of Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of the Company, during such reasonable period of time requested by the underwriter; provided however, such period shall not exceed a period commencing 10 days prior to the commencement of such underwritten offering and ending 180 days following the completion of such underwritten offering.

     2.3 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and, as applicable, 2.2, the Company shall, as expeditiously as possible:

          (i) prepare and file with the Commission the Registration Statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder); provided nothing contained herein shall require the Company to undergo an audit except in the ordinary course of business and as otherwise required to effect the registration of the Registrable Securities and thereafter use its best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date in Section 2.4; provided, however, that at least two (2) Business Days before filing such Registration Statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

          (ii) with respect to any Registration Statement pursuant to Section 2.1(a), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of five (5) years after the date of this Agreement or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the


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     "Registration Maintenance Period");  provided,  however, that if the Common
     Stock Purchase Warrants have been exercised, the Registration Maintenance Period shall be reduced to two (2) years;

          (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

          (iv) use its reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws as any seller thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (v) [Intentionally Left Blank]

          (vi) [Intentionally Left Blank]

          (vii) notify the Sellers' Representative and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

               (v) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

               (w)  of  any  request  by  the   Commission   for  amendments  or
          supplements to the registration statement or the prospectus or for additional information;

               (x) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and


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               (y) of  the  receipt  by the  Company  of any  notification  with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (ix) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

          (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (xi) use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities are then listed.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Sellers' Representative shall reasonably object, provided that the Company may file such document in a form required by law or upon the advice of its counsel.


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     The  Company   represents  and  warrants  to  each  holder  of  Registrable
Securities   that  it  has  obtained  all   necessary   waivers,   consents  and
authorizations   necessary  to  execute  this   Agreement  and   consummate  the
transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Note Purchase Agreement.

     Each Fund agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this
Section 2.3, such Fund will forthwith discontinue such Fund's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Fund's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Fund's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     If any such registration statement refers to any Holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

     2.4 Underwritten Offerings. [Intentionally Omitted]

     2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.6 Registration Default Fee. If the Registration Statement contemplated in
Section 2.1 is (x) not declared effective by the Required  Effectiveness Date or
(y) such effectiveness is not maintained for the Registration Maintenance Period, then the Company shall pay to the Funds the Default Fee specified in
Section 10.1 of the Note Purchase Agreement.



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     2.7 Indemnification.

     (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act, the Company will, and hereby does agree to, indemnify and hold harmless the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

     (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an agreement satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company,


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each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

     (c) Notices of Claims. etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (but only if and to the extent required pursuant to the terms of 2.7(b)) with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.


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

     (e) Indemnification  Payments. The indemnification required by this Section
2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (f) Contribution. If the indemnification provided for in the preceding subdivisions of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers pursuant to the Note Purchase Agreement and the Warrants bear to the gain, if any, realized by all selling holders participating in such offering or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this Section 2.7, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (f) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (b) of this Section 2.7 had been available under the circumstances.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (f) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding


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

sentence and subdivision (c) of this Section 2.7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (f), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock": As defined in Section 1.

     "Company": As defined in the introductory paragraph of this Agreement.

     "Conversion Shares": As defined in Section 1.

     "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "Notes": As defined in Section 1, such term to include any securities issued in substitution of or in addition to such Notes.

     "Note Purchase Agreement": As defined in Section 1.

     "Person": A corporation, association, partnership, organization, business, individual, governmental or political subdivision thereof or a governmental agency.

     "Preferred Stock": As defined in Section 1, such term to include any securities issued in substitution of or in addition to such Preferred Stock.

     "Registrable Securities": The Securities and any securities issued or issuable with respect to such Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Once issued, any such securities shall cease to be Registrable Securities upon the


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

earlier of (a) the sale of such securities pursuant to an effective registration statement under the Securities Act, (b) the distribution thereof to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) a transfer pursuant to which new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, (e) upon completion of the applicable Registration Maintenance Period, or (f) any and all legends restricting transfer thereof have been removed in accordance with the provisions of Rule 144(k) (or any successor provision) under the Securities Act; and provided that the Note Conversion Shares shall cease to become Registrable Securities upon repayment in full of the Notes.

     "Registration Expenses": All expenses incident to the Company's performance of or its compliance with this Agreement, including, without limitation, all registration, filing and NASD fees, all stock exchange and SmallCap Market listing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes paid or payable by the holders of Registrable Securities.

     "Registration Maintenance Period": As defined in Section 2.3.

     "Required Effectiveness Date": As defined in Section 2.1.

     "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "Sellers' Representative": HW Partners L.P., as long as one or more of the Funds shall be a Holder or such Person designated by HW Partners L.P. (or subsequent Sellers' Representative) at the time of disposition of the last of the Notes held by one or more of the Funds (or subsequent Sellers' Representative).

     4. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.



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REGISTRATION RIGHTS AGREEMENT - Page 12
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

     5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act by the Sellers' Representative. Each holder of Registrable Securities hereby authorizes the Sellers' Representative to take such action relating to this Agreement and the Registrable Securities as it shall in its good faith determination deem appropriate. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     7. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Note Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions. contained herein. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of


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

this Agreement including, without limitation, appointment of the Sellers' Representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Sellers' Representative and be binding on all persons for all purposes.

     9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     11. Counterparts. This Agreement may be executed by facsimile and may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     12. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     13. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.




                            [Signature Page Follows]






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REGISTRATION RIGHTS AGREEMENT - Page 14
(Take-Two Interactive Software, Inc.)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        TAKE-TWO INTERACTIVE SOFTWARE,
                                        INC.

                                        By:  /s/  Ryan Brant
                                                  ------------------------------
                                        Name:     Ryan Brant
                                                  ------------------------------
                                        Title:    CEO
                                                  ------------------------------

                                        Address:     575 Broadway
                                                     6th Floor
                                                     New York, New York 10012
                                        Telephone:
                                        Fax:         (212)941-2997
                                        Attn:        Ryan A. Brant

           With a copy to:              HW Partners, L.P.
                                        1601 Elm Street
                                        4000 Thanksgiving Tower
                                        Dallas, Texas75201
                                        Telephone:  (214)720-1600
                                        Fax:  (214)720-1662
                                        Attn:  Barrett Wissman


                                        INFINITY INVESTORS LIMITED


                                        By:  /s/  James E. Martin
                                                  ------------------------------
                                        Name:     James E. Martin
                                                  ------------------------------
                                        Title:    Director
                                                  ------------------------------

                                        Address:  38 Hertford Street
                                                  London, England WIY 7TG
                                                  Telephone: 011-44-171-355-4975
                                                  Attn: J. A. Loughran






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REGISTRATION RIGHTS AGREEMENT - Page 15
(Take-Two Interactive Software, Inc.)

                                        INFINITY EMERGING OPPORTUNITIES
                                        LIMITED


                                        By:  /s/  James E. Martin
                                                  ------------------------------
                                        Name:     James E. Martin
                                                  ------------------------------
                                        Title:    Director
                                                  ------------------------------

                                        Address: 38 Hertford Street
                                                 London, England WIY 7TG
                                                 Telephone:  011-44-171-355-4975
                                                 Attn: J. A. Loughran


                                        GLACIER CAPITAL LIMITED


                                        By:  /s/  James E. Martin
                                                  ------------------------------
                                        Name:     James E. Martin
                                                  ------------------------------
                                        Title:    President
                                                  ------------------------------

                                        Address: 38 Hertford Street
                                                 London, England WIY 7TG
                                                 Telephone:  011-44-171-355-4975
                                                 Attn: J. A. Loughran








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REGISTRATION RIGHTS AGREEMENT - Page 16
(Take-Two Interactive Software, Inc.)

                                   Acknowledged:


                                   HW PARTNERS, L.P., as Sellers' Representative

                                   By:  HW Finance, L.L.C., its general partner


                                   By:  /s/  Stuart Chasanoff
                                             ------------------------------
                                   Name:     Stuart Chasanoff
                                             ------------------------------
                                   Title:    Vice-President
                                             ------------------------------







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REGISTRATION RIGHTS AGREEMENT - Page 17
(Take-Two Interactive Software, Inc.)